Exhibit 99.1


                         Aleris International, Inc.

                                    and

                              Corus Group plc




                          Share Purchase Agreement



    for the sale and purchase of the entire issued share capital of the
                 Companies (as defined in this agreement)
                                    2006

                                  CONTENTS

CLAUSE                                                                 PAGE NO.

1.   INTERPRETATION...........................................................1
2.   SALE AND PURCHASE.......................................................13
3.   CONDITIONS..............................................................13
4.   PERIOD TO COMPLETION....................................................15
5.   COMPLETION..............................................................16
6.   OBLIGATIONS FOLLOWING COMPLETION........................................18
7.   FOREIGN EXCHANGE CONTRACTS..............................................20
8.   COMPLETION ACCOUNTS.....................................................20
9.   POST COMPLETION UNDERTAKINGS............................................20
10.  SELLER WARRANTIES.......................................................21
11.  BUYER WARRANTIES........................................................22
12.  PROTECTION OF KNOW-HOW AND GOODWILL.....................................22
13.  CONFIDENTIAL INFORMATION................................................23
14.  GENERAL INDEMNITIES.....................................................24
15.  EMPLOYEES...............................................................25
16.  INTELLECTUAL PROPERTY...................................................25
17.  USE OF CORUS NAME.......................................................27
18.  HEDGING GUARANTEE.......................................................28
19.  ENVIRONMENTAL AND HEALTH AND SAFETY INDEMNITIES.........................28
20.  PRE-SALE RE-ORGANISATION................................................29
21.  BOOKS AND RECORDS.......................................................29
22.  ANNOUNCEMENTS...........................................................29
23.  ASSIGNMENT..............................................................30
24.  COSTS...................................................................31
25.  EFFECT OF COMPLETION....................................................31
26.  FURTHER ASSURANCES......................................................31
27.  ENTIRE AGREEMENT........................................................31
28.  VARIATIONS..............................................................31
29.  WAIVER..................................................................32
30.  INVALIDITY..............................................................32
31.  NOTICES.................................................................32
32.  COUNTERPARTS............................................................33
33.  GOVERNING LAW AND JURISDICTION..........................................33
34.  AGENT FOR SERVICE.......................................................33
35.  THIRD PARTY RIGHTS......................................................34
SCHEDULE 1...................................................................35
Part A  The Buying Subsidiaries..............................................35
Part B  The Selling Subsidiaries.............................................36
SCHEDULE 2...................................................................37
Part A  Particulars relating to the Companies................................37
SCHEDULE 2...................................................................43
Part B  Particulars relating to the Subsidiaries.............................43
SCHEDULE 3...................................................................57
The Seller Warranties........................................................57
SCHEDULE 4...................................................................87
Seller Protection Provisions.................................................87
SCHEDULE 5...................................................................91
The Properties...............................................................91
SCHEDULE 6..................................................................102
Pro Forma Completion Accounts...............................................102
SCHEDULE 7..................................................................103
Part A  Accounting Policies and Procedures for the Completion Accounts......103
Part B  Preparation and Agreement of Completion Accounts....................104
SCHEDULE 8..................................................................107
SCHEDULE 9..................................................................108
Completion Deliverables.....................................................108
Part A  Seller Deliverables.................................................108
SCHEDULE 9..................................................................110
Completion Deliverables.....................................................110
Part B   Buyer Deliverables.................................................110
SCHEDULE 10.................................................................111
Seller Obligations in Period to Completion..................................111
SCHEDULE 11.................................................................113
Buyer Warranties............................................................113
SCHEDULE 12.................................................................114
Limitations On Environmental Indemnity Claims...............................114
SCHEDULE 13.................................................................119
Agreed Form Documents.......................................................119

THIS AGREEMENT is made on                       2006

BETWEEN:

(1) ALERIS INTERNATIONAL, INC. whose principal place of business is 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392, United States, for itself and as agent for each of the Buying Subsidiaries (the "BUYER"); and

(2) CORUS GROUP PLC (registered number 3811373) whose registered office is at 30 Millbank, London SW1P 4WY, United Kingdom (the "SELLER").

THE PARTIES AGREE AS FOLLOWS:

1.     INTERPRETATION

1.1    In  this  agreement  the  following   words  and   expressions   and
       abbreviations have the following meanings, unless the context otherwise requires:

       "2005 AND 2006 IFRS UNAUDITED QUARTERLY ACCOUNTS" means the unaudited aggregated accounts for the Group, comprising the balance sheet, profit and loss account and cash flow statement of the Group (including, for the avoidance of doubt the financial results of Corus L.P. and Corus Aluminium, Inc.) for the periods between 31 December 2004 and 31 March 2005 and 31 December 2005 and 31 March 2006, (and, if closing occurs after 12 August 2006, the periods between 31 March 2005 and 30 June 2005 and 31 March 2006 and 30 June
       2006) including a reconciliation to US GAAP, in each case reviewed to the level of, and in accordance with, SAS 100;

       "ACCOUNTS" means the audited financial statements of each Group Company, comprising the balance sheet, profit and loss account and cash flow statement (where applicable) of each Group Company, together in each case with the notes thereon, directors' report and auditors' report (where applicable), as at and for the financial period ended on the Accounts Date;

       "ACCOUNTS DATE" means 31 December 2005;

       "ACQUIRED   REVENUES"   has  the  meaning  given  to  it  in  clause
       12.2(d)(ii);

       "ACTIVITIES" means any activity, operation or process carried out by the Group Companies at any property whether or not currently owned, occupied or used by such Group Companies;

       "ACTUAL CASH" means the aggregate amount of cash and cash equivalents in hand or credited to the account of any Group Company (provided that only 61.09 per cent. of any such amounts shall be taken account of for the purposes of this definition where such amounts relate to Corus Tianjin), and including the Intra-Group Receivables, in each case as at close of business on the Completion Date, and calculated in accordance with clause 8 (Completion Accounts), and determined in accordance with IFRS consistently applied, as set out in the Statement;

       "ACTUAL DEBT" means the aggregate amount of indebtedness of the Group for borrowed monies, indebtedness evidenced by any note, bond, debenture or other debt security, the deferred purchase price of property or services, and for finance and/or capitalized leases, liabilities arising under the Profit and Loss Sharing Agreement and liabilities arising in respect of interest rate and currency swap arrangements (if any), including all interest accrued thereon, and including any guarantee of the foregoing, and including Intra-Group Payables, but excluding current trade creditors, (provided that only
       61.09 per cent. of any such amounts shall be taken account of for the purposes of this definition where such amounts relate to Corus Tianjin) in each case as at close of business on the Completion Date, and calculated in accordance with clause 8 (Completion Accounts), and determined in accordance with IFRS consistently applied, as set out in the Statement, for the avoidance of doubt expressed as a positive number;

       "ACTUAL WORKING CAPITAL AMOUNT" means:

       (a)  the aggregate value of:

            (i)    inventory;

            (ii)   trade  debtors net of  provisions  and  pre-paid  income
                   (excluding   Intra-Group   Receivables   but   including
                   intra-group trade debtors);

            (iii)  VAT debtors and receivables; and

            (iv)   other operational debtors,

       (b)  less the aggregate value of:

            (i)    trade   creditors   and   deferred   income   (excluding
                   Intra-Group Payables but including intra-group trade creditors);

            (ii)   VAT creditors and payables;

            (iii)  Tax and social security liabilities;

            (iv) other operational creditors (including but not limited to payables to fixed asset creditors); and

            (v) any sale or retention bonuses (plus any Tax payable by Group Companies thereon) payable to Workers or to Seller's Group employees working on secondment in the Business which become payable (on a contractual or discretionary basis) as a result of the transactions contemplated by this agreement, in each case of the Group (other than Corus Tianjin), at close of business on the Completion Date, as set out in the Statement and calculated in accordance with clause 8 (Completion Accounts) and schedules 6 and 7. For the avoidance of doubt, any item taken account of in calculating the Actual Working Capital Amount shall not be taken account of in calculating Actual Cash and Actual Debt, and vice versa;

       "ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. of the TA;

       "BASIS OF PREPARATION" has the meaning given thereto in paragraph 3.1(d) of schedule 3;

       "BELGIUM  COMPANIES"  means  Corus  Aluminium  NV and Corus  Service
       Center NV;

       "BOOKS AND RECORDS" means all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programs (excluding software);

       "BUDGET" means the financial plan for the Business relating to the period from 1 January 2006 to 31 October 2007 in the agreed form;

       "BUSINESS" means the downstream aluminium business of the Group comprising an aluminium rolled products business and aluminium extensions business but excluding primary aluminium operations;

       "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London other than solely for the trading or settlement of euros ((euro));

       "BUSINESS NON-COMPLIANCE" means a failure to comply with Environmental Law in relation to the current operation of the Business at the Properties but excluding any contamination or exposure Liabilities attributable to such operation;

       "BUSINESS SECONDEE" means the person employed by the Group but seconded to the Seller's Group, being Mark Detering;

       "BUYER DEED OF RELEASE" means a deed releasing each member of the Seller's Group from the Intra-Group Receivables, in the form to be agreed between the parties as soon as reasonably practicable from the date hereof;

       "BUYER'S ACCOUNT" means the account to be notified by the Buyer to the Seller in writing at least five Business Days prior to Completion;

       "BUYER'S GROUP" means the Buyer, any holding company of the Buyer and the subsidiary undertakings and associated companies (including, following Completion, each member of the Group) from time to time of such holding companies, all of them and each of them as the context admits;

       "BUYER'S SOLICITORS" means Fried Frank Harris Shriver & Jacobson (London) LLP, 99 City Road, London EC1Y 1AX;

       "BUYING SUBSIDIARIES" means the persons whose names are set out in part A of schedule 1 and any other person who is nominated as Buying Subsidiary by notice in writing from the Buyer to the Seller at any time prior to the date which is 20 Business Days before Completion;

       "BUYER  WARRANTIES"  means  the  warranties  of the Buyer set out in schedule 11;

       "CASH  ADJUSTMENT"  means the Actual  Cash less the  Estimated  Cash
       (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "CASH POOLING AGREEMENTS" means the following agreements:

            (i) domestic notional pooling single currency agreement between Corus International Services SA, Corus Aluminium SA, Corus Packaging Plus SA, Corus Aluminium Service Center SA, Corus Building Systems SA, Corus Aluminium International SA and Bank Brussels Lambert dated 9 November 2001, as supplemented by a letter agreement between Corus International Services SA and ING bank NV dated 24 February 2005;

            (ii)   cash  pooling  agreement  between,   inter  alia,  Corus
                   Nederland NV, members of the Group and ABN AMRO Bank N.V. dated 21 July 2005;

            (iii) netting authorisation cash pooling agreement between, inter alia, Corus America Holdings Inc. and the members of the Group dated 1 August 2003 concerning accounts with Bank of America;

            (iv) cash pooling agreement between Commerzbank AG Dusseldorf and Corus Deutschland GmbH dated 10 December 2002;

            (v)    cash  pooling   agreement   between   Deutsche  Bank  AG
                   Dusseldorf  and  Corus  Deutschland  GmbH  dated 15 July
                   1999; and

            (vi) any cash pooling arrangements or agreements between Corus Deutschland GmbH and Corus Aluminium GmbH;

       "CEM SETTLEMENT AGREEMENT" means the settlement agreement between, inter alia, the Seller, Corus Properties (Germany) Limited, Corus Walzprodukte GmbH and CEM Cement Coblenz GmbH & Co. KG dated 27 February 2003;

       "CHINA CHANGE OF CONTROL WAIVER" means an unconditional and irrevocable written waiver to be obtained by the Seller (or the relevant Selling Subsidiary) from TNFM of any and all of TNFM's rights arising out of or in connection with the sale of the Shares pursuant to this agreement (pre-emptive or otherwise) in relation to Corus Tianjin to (i) sell all or any of TNFM's equity interests in Corus Tianjin; (ii) purchase all or any of the Corus Tianjin Equity Interests; (iii) terminate any agreement relating to Corus Tianjin; and (iv) take any other action as a result of the sale of the Shares pursuant to this agreement;

       "CMET" means Corus MET BV;

       "COMPANIES"  mean the  persons  whose names are set out in part A of schedule 2;

       "COMPETITOR" means a third party which is a material competitor with the relevant business;

       "COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 5 (Completion);

       "COMPLETION  ACCOUNTS"  means a  document  in the  format set out in schedule 6 to be prepared in accordance with clause 8 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "COMPLETION DATE" means the date on which Completion occurs;

       "CONDITIONS"   means  the   conditions   set  out  in   clause   3.1
       (Conditions);

       "CONFIDENTIAL INFORMATION" means all information relating to:

            (i) the provisions or the subject matter of this agreement or any document referred to herein;

            (ii) the negotiations relating to this agreement or any document referred to herein; and

            (iii) (in the case of the Buyer only) the members of the Seller's Group and, (in the case of the Seller only) the members of the Buyer's Group and including in each case information relating to their business or financial or other affairs which is not publicly known;

       "CORUS DEUTSCHLAND LOAN AMOUNT" means the (euro)45,000,000 amount plus any accrued but unpaid interest thereon outstanding in respect of the shareholder loan from Corus Deutschland GmbH to Corus Walzproduckte GmbH (the "CORUS DEUTSCHLAND LOAN");

       "CORUS DEUTSCHLAND LOAN ASSIGNMENT" means the assignment in relation to the Corus Deutschland Loan on terms to be agreed as soon as reasonably practicable following the date of this agreement;

       "CORUS TIANJIN" means Corus Aluminium Extrusions Tianjin Co. Ltd.;

       "CORUS TIANJIN EQUITY INTERESTS" means the 61.09 per cent. equity interests in Corus Tianjin owned by Corus Aluminium Profiltechnik GmbH;

       "DEBT ADJUSTMENT" means the Estimated Debt less the Actual Debt (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "DEFAULT RATE" means 2 per cent. above the base rate from time to time of National Westminster Bank plc;

       "DISCLOSED  PENSION SCHEME" has the meaning given to it in paragraph
       19.1 of schedule 3;

       "DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by the Seller to the Buyer for the purposes of clause 10.4;

       "DUTCH COMPANIES" means Corus Hylite BV and Corus Aluminium Rolled Products BV;

       "DUTCH SMELTER DEED" means a deed in relation to the transfer of the casthouses at Aldel in the agreed form;

       "DUTCH TRANSFER DEEDS" means the transfer deeds in respect of the entire issued share capital of the Dutch Companies, in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "EBITDA" means profit or loss,  expressed in euros ((euro)),  before
       taking   into   account   interest,   taxation,   depreciation   and
       amortisation;

       "EBITDA ADJUSTMENT AMOUNT" means, if EBITDA, as derived from the First 2005 IFRS Audited Accounts:

            (i) is less than (euro)111,455,000 (provided that changes resulting from the reclassification of line items shall not be taken into account) less (euro)3,000,000 then such shortfall multiplied by a factor of 6.1; or

            (ii) is more than (euro)111,455,000 (provided that changes resulting from the reclassification of line items shall not be taken into account), zero,

       PROVIDED THAT if the amount set out in the reallocation of central costs of the Seller's Group as set out in the First 2005 IFRS Audited Accounts is (x) less than (euro)4,600,000, the above amount of (euro)111,455,000 shall be increased by the amount of such shortfall, or (y) greater than (euro)4,600,000, the above amount of
       (euro)111,455,000   shall   be   reduced   by   the   excess   above
       (euro)4,600,000;

       "EC  MERGER   REGULATION"  means  the  European   Commission  Merger
       Regulation no.139/2004 of 20 January 2004;

       "ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect but excluding, for the avoidance of doubt, any licences of Intellectual Property;

       "ENVIRONMENT" means protection of the environment and natural resources, any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground) water and land (including under any water above or below surface);

       "ENVIRONMENTAL  CONSENT"  means  any  consent,   approval,   Permit,
       licence,  authorisation,   exemption,   registration  or  permission
       required under any Environmental Law;

       "ENVIRONMENTAL EXPERT" has the meaning given to it in paragraph 8.1 of schedule 12;

       "ENVIRONMENTAL INDEMNITY CLAIM" has the meaning given to it in paragraph 1.1 of schedule 12;

       "ENVIRONMENTAL LAWS" means any and all of the following: (a) any international, European Union, national, state, federal, regional or local laws (including common law, statute law, civil, criminal and administrative law); (b) any subordinate legislation and codes of practice, including without limitation guidance notes (to the extent they have the force of law), decisions, regulations, judgments, orders and decrees; and (c) any judicial or administrative interpretation of each of the foregoing; which in each case relate to the Environment or to the occupational health and safety of employees, workers and contractors, and which have the force of law from time to time, whether before, on or after Completion, in relation to any Group Company, provided that with respect to Unlisted Onsite Issues and with respect to the warranties in paragraph 21 of schedule 3, Environmental Laws shall be those having the force of law in relation to any Group Company as of the date of Completion;

       "ESTIMATED CASH" means the Seller's good faith estimate of the Actual Cash as notified in writing by the Seller to the Buyer no later than three Business Days prior to Completion;

       "ESTIMATED DEBT" means the Seller's good faith estimate of the Actual Debt as notified in writing by the Seller to the Buyer no later than three Business Days prior to Completion (for the avoidance of doubt expressed as a positive number);

       "ESTIMATED INTRA-GROUP PAYABLES" means the Seller's good faith estimate of the Intra-Group Payables as notified in writing by the Seller to the Buyer no later than three Business Days prior to Completion;

       "ESTIMATED INTRA-GROUP RECEIVABLES" means the Seller's good faith estimate of the Intra-Group Receivables as notified in writing by the Seller to the Buyer no later than three Business Days prior to Completion;

       "EXCHANGE RATE" means, in relation to any amount in any particular local currency required to be converted into euro at such rate as set out in clause 1.2(k) and (l) and the spot rate of exchange (closing mid-point) for that currency on the relevant date for conversion specified therein as published in the London edition of The Financial Times on the next Business Day following the relevant conversion date or, where no such rate of exchange is published in respect of that date, the rate quoted by National Westminster Bank plc as at the close of business in London on that date;

       "FINAL CASH CONSIDERATION" shall bear the meaning given to such term in clause 6.3 (Obligations following Completion);

       "FIRM" shall bear the meaning given to such term in paragraph 6 of part B of schedule 7;

       "FIRST 2004 AND 2005 IFRS AUDITED ACCOUNTS" means the audited aggregated accounts for the Group comprising the balance sheet, income statement and cash flow statement of the Group, together in each case with the notes thereon, and auditors' report, (including, for the avoidance of doubt, the financial results of Corus L.P. and Corus Aluminium, Inc.) for the periods ending on 31 December 2004 and 31 December 2005 including a reconciliation to US GAAP delivered to the Buyer in accordance with clause 4.5 and "FIRST 2004 IFRS AUDITED ACCOUNTS" and "FIRST 2005 IFRS AUDITED ACCOUNTS" shall be construed accordingly;

       "FOREIGN EXCHANGE CONTRACT" means any forward foreign exchange contract between a member of the Group and Corus Nederland BV that has a maturity day falling after the Completion Date;

       "FORWARD SALES CONTRACTS" means the forward sales contracts relating to the sale of aluminium by the Seller's Group to the Buyer's Group between the Seller and the relevant Group Company in the agreed form;

       "GERMAN GROUP  COMPANIES" means Corus Aluminium  Walzprodukte  GmbH,
       Grundstuck-sverwaltungsgesellschaft Objekt Wallersheim GmbH, Duinlust Grundstucks GmbH, Corus Profiltechnik GmbH, Corus Aluminium GmbH, Corus Aluminium Profiltechnik Bonn GmbH, BUG-Alutechnik GmbH and Corus Aluminium Profiltechnik Bitterfeld GmbH and "GERMAN GROUP COMPANY" means any one of them;

       "GERMAN SMELTER DEED" means a deed in relation to the transfer of the casthouses at Voerde in the agreed form;

       "GERMAN TRANSFER DEED" means a transfer deed in respect of the transfer of the entire issued share capital in Corus Aluminium GmbH in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "GOVERNMENT AUTHORITY" means any court, tribunal, arbitrator, authority, agency, regulator, commission, official or other instrumentality, or governmental or quasi-governmental entity, or any supra-national, national, regional, provincial, county, city or other political subdivision or regulatory body;

       "GROUP" means the Companies and the Subsidiaries and "GROUP COMPANY" means any one of them;

       "HAZARDOUS SUBSTANCE" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is regulated under Environmental Laws or is capable of causing harm to or have a deleterious effect on the Environment;

       "HEDGING OBLIGATIONS" has the meaning given to it in clause 18.1;

       "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976;

       "IDENTIFIED  KNOWN  ISSUES"  means the  ongoing  site  investigation
       (including, for the avoidance of doubt, any offsite investigation relating thereto) and remediation activities, in each case, up to and including completion thereof (including final regulatory approval or its equivalent) at Duffel, Belgium;

       "IFRS" means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adopted for use in the European Union;

       "INFORMATION MEMORANDUM" means the information memorandum relating to the Business prepared by Credit Suisse First Boston (Europe) Limited and ABN AMRO Corporate Finance Limited and dated December 2005;

       "INTELLECTUAL PROPERTY" means patents, trade marks, service marks, design rights, rights in trade names, rights in trade dress, copyrights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions and discoveries, rights in Know-How, rights in trade secrets and other confidential information, and all other intellectual or industrial property rights of a similar or corresponding character in any part of the world;

       "INTELLECTUAL PROPERTY LICENCE AGREEMENT" means the licence agreement relating to certain registered Intellectual Property, between Corus Technology BV, Corus Staal BV and the relevant Group Company in the agreed form;

       "INTERNET PRESENCE" means any public, private or reserved presence on the worldwide web, multi-party extranet, virtual private network or similar internet based, linked system;

       "INTRA-GROUP PAYABLES" means the aggregate of all amounts owing (including any interest payments thereon) from members of the Group (other than Corus Tianjin) to members of the Seller's Group (excluding amounts owing in respect of intra-group trading activities in the ordinary course of trading, and excluding the Corus Deutschland Loan Amount) as at close of business on the Completion Date, calculated in accordance with clause 8 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "INTRA-GROUP RECEIVABLES" means the aggregate of all amounts owing (including any interest payments thereon) from members of the Seller's Group to members of the Group (other than Corus Tianjin) (excluding amounts owing in respect of intra-group trading activities in the ordinary course of trading) as at close of business on the Completion Date, calculated in accordance with clause 8 (Completion Accounts) and part B of schedule 7 and on the basis of the accounting policies and procedures set out in part A of schedule 7;

       "KNOW-HOW" means confidential or proprietary industrial, technical or commercial information and techniques in any form (including paper, electronically stored data, magnetic media, files and micro-film) including, drawings, data, formulae, processes, compositions, test results, reports, research reports, project reports and testing procedures, shop practices, instruction and training manuals, market forecasts, specifications, quotations, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

       "LEASES" means the leases specified in the Disclosure Letter;

       "LENDER" has the meaning given to it in clause 23.3;

       "LIABILITIES" means all liabilities, duties, costs (including but not limited to, reasonable legal costs and other expert advice), and obligations of every description, whether deriving from contract, tort, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety;

       "LONDON STOCK EXCHANGE" means the London Stock Exchange plc;

       "LOSSES" means all losses, Liabilities, costs (including, but not limited to, reasonable legal costs and other expert advice), charges and expenses, including those arising out of actions, proceedings, claims and demands but excluding any direct or consequential loss arising out of a loss of profit, loss of sales, loss of production or business interruption;

       "MANAGEMENT ACCOUNTS" means the management accounts for each Group Company for the periods from 1 January 2006 to 28 February 2006 in the agreed form;

       "MATERIAL ADVERSE EFFECT" shall have the meaning given to it in clause 3.1(c);

       "METAL SUPPLY AGREEMENTS" means the following agreements in the agreed form in relation to:

       (a)  the  supply  of  rolling   ingots   between   Corus   Aluminium
            Walzprodukte GmbH ("KOBLENZ") and Corus Aluminium Voerde GmbH ("VOERDE");

       (b) the supply of rolling ingots between Corus Aluminium NV ("DUFFEL") and Voerde;

       (c) the supply of rolling ingots between Koblenz and Aluminium Delfzijl B.V. ("ALDEL");

       (d)  the supply of rolling ingots between Duffel and Aldel;

       (e) the supply of round and oval billets between Corus Aluminium Profiltechnik GmbH ("VOGT"), Corus Aluminium Bitterfeld GmbH ("BITTERFELD"), Corus Aluminium Profiltechnik Bonn GmbH ("BONN"), Duffel and Voerde;

       (f) the supply of round billets between Vogt, Bitterfeld, Bonn, Duffel and Aldel;

       (g)  recycling   aluminium   scrap  into   billets   between   Vogt,
            Bitterfeld, Bonn, Duffel and Voerde; and

       (h)  recycling   aluminium   scrap  into   billets   between   Vogt,
            Bitterfeld, Bonn, Duffel and Aldel;

       "NYSE" means the NYSE Group, Inc.;

       "OFFSITE ISSUES" means any matters that might give rise to any Liabilities under Environmental Laws: (i) arising from Activities and not in relation to the Properties; or (ii) in relation to any properties formerly owned, leased, operated, occupied or used by the Group (including arising from Activities); or (iii) in relation to any of the Seller's Group's smelter sites and related primary aluminium businesses; in each case, occurring or existing at or prior to Completion;

       "PANEL" means the UK Panel on Takeovers and Mergers;

       "PATENT ASSIGNMENT" shall mean the patent assignment between Corus Technology B.V. and the Buyer, or the Buyer's designee, in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "PAYMENT ON COMPLETION" shall bear the meaning given to such term in clause 2.3 (Sale and Purchase);

       "PERMIT" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of each Group Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

       "POLICY" has the meaning given to it in paragraph 9.1 of schedule 3;

       "PRC" means the People's Republic of China;

       "PRE-SALE RE-ORGANISATION" means the:

            (i) transfer of the entire issued share capital of Corus International Services NV from Corus Aluminium NV to a member of the Seller's Company prior to Completion;

            (ii) transfer of one ordinary share in Corus Aluminium NV from Aluminium Delfizl BV to Corus Nederland BV prior to Completion; and

            (iii) the pre-sale re-organisation of the Group to be carried out prior to Completion as set out in the steps plan to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "PROFIT AND LOSS SHARING AGREEMENT" means the agreement dated 27 October 2004 between Corus Aluminium GmbH and Corus Deutschland GmbH;

       "PROFIT AND LOSS TERMINATION AGREEMENT" means the profit and loss termination agreement between Corus Aluminium GmbH and Corus Deutschland GmbH in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "PROPERTIES" means the properties described in schedule 5 or any part or parts thereof and "PROPERTY" shall mean any one of them;

       "RD&T AGREEMENT" means the research, development and technology agreement between Corus Technology BV, the Seller and certain members of the Buyer's Group in the agreed form;

       "RELATED PERSON" means in relation to any party its holding companies and the subsidiary certain members of the Buyer's Group undertakings and associated companies from time to time of such holding company, all of them and each of them as the context admits;

       "SEC" means the US Securities and Exchange Commission;

       "SECOND 2004 AND 2005 IFRS AUDITED ACCOUNTS" means the audited aggregated accounts for the Group comprising the balance sheet, income statement and cash flow statement of the Group, together in each case with the notes thereon and auditors' report, (including, for the avoidance of doubt, the financial results of Corus L.P. and Corus Aluminium, Inc.) for the periods ending on 31 December 2004 and 31 December 2005 including a reconciliation to US GAAP and "SECOND 2004 IFRS AUDITED ACCOUNTS" and "SECOND 2005 IFRS AUDITED ACCOUNTS" shall be construed accordingly;

       "SELLER'S ACCOUNT" means the account to be notified by the Seller to
       the  Buyer  in  writing  at  least  five   Business  Days  prior  to
       Completion;

       "SELLER DEED OF RELEASE" means a deed releasing each Group Company from the Intra-Group Payables, in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "SELLER'S GROUP" means the Seller, any holding company of the Seller, and the subsidiary undertakings and the associated companies (excluding the Group) from time to time of such holding companies, all of them and each of them as the context admits;

       "SELLER'S GROUP EMPLOYEES" means persons employed by a member of the Seller's Group who are working within the Business (other than persons whose services will be provided to the Group pursuant to the RD&T Agreement), being those persons set out in schedule 14;

       "SELLING SUBSIDIARIES" means the persons whose names are set out in part B of schedule 1;

       "SELLER  WARRANTIES"  means the  warranties of the Seller set out in schedule 3;

       "SENIOR EMPLOYEE" means an employee of the Group or the Seller's Group (as the case may be) in an executive position whose annual salary is (euro)100,000 or more (gross of Tax);

       "SHARES" means all of the issued shares in the capital of the Companies;

       "SILO DEMOLITION AGREEMENT" means the agreement between, inter alia, Corus Properties (Germany) Limited, Stadtwerke Koblenz GmbH and the City of Koblenz dated 7 August 2003 (as amended on 5 October 2005) pursuant to which Corus Properties Limited is obliged to demolish silos on the properties formally leased by CEM Cement Coblenz GmbH & Co. KG from Stadtwerke Koblenz GmbH;

       "STATEMENT" has the meaning given to it in clause 8.1;

       "SUBSIDIARY"  means  any  subsidiary   undertaking  of  the  Company
       specified in part B of schedule 2 and "SUBSIDIARIES" means all those subsidiary undertakings;

       "SUBSTANTIAL CUSTOMER" means the ten largest customers of the Group measured by the share of the Group's gross revenues attributable to them for the twelve months ending on 31 December 2005;

       "SUBSTANTIAL  SUPPLIER" means the ten largest suppliers to the Group
       measured  by  the  share  of  the  Group's  gross   operating  costs
       attributable to them for the 12 months ending on 31 December 2005;

       "SYSTEMS"  means  all  computer  hardware,   software,  systems  and
       networks;

       "TA" means the Income and Corporation Taxes Act 1988;

       "TARGET AUDITORS" means PricewaterhouseCoopers LLP;

       "TAX" or "TAXATION" includes, without limitation, (a) taxes on income, profits and gains, (including for the avoidance of doubt German trade tax) and (b) all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any excise, property, value added, sales, use, occupation, transfer, franchise and payroll taxes and any national insurance, social security contributions or public health insurance payments, municipal taxes, environmental taxes charges and levies, sewerage duties, regional and local taxes, capital profits taxes, lease taxes, severance taxes, property and occupation taxes, stamp taxes and transfer taxes, customs duties, investment grants, and secondary tax liabilities (including liabilities under section 73 German General Tax Act ("Abgabenordung")), and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, tax increases, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

       "TAX AUTHORITY" or "TAXATION AUTHORITY" means any person, authority, body, agency or official entitled to enforce or collect Tax in any jurisdiction;

       "TAX DEED" means a deed of indemnity in the agreed form;

       "TAXATION STATUTES" means all statutes, statutory instruments, royal decrees, orders enactments, laws, by-laws, directives, rules and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

       "TNFM" means Tianjin Non-Ferrous Metal Group Co. Ltd., a limited liability company established in accordance with the laws of the PRC;

       "TOTAL ADJUSTMENT" means the aggregate sum of the Cash Adjustment, the Debt Adjustment and the Working Capital Adjustment (and, for the avoidance of doubt, the resulting amount may be positive or negative);

       "TRANSACTION  DOCUMENTS"  has  the  meaning  given  to it in  clause
       27.1(a);

       "TRANSITIONAL SERVICES AGREEMENT" means the agreement between the Seller and the Buyer for the provision of certain services following Completion in the form to be agreed between the parties as soon as reasonably practicable following the date hereof;

       "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 including where the context so permits, any committee, employee, officer or servant to whom any function of the UK Listing Authority may from time to time be delegated;

       "UNLISTED ONSITE ISSUES" means any contamination, exposure to Hazardous Substances or Business Non-Compliance matters that might give rise to any Liabilities under Environmental Laws, in each case occurring or existing at or prior to Completion in relation to the Properties;

       "UNREGISTERED INTELLECTUAL PROPERTY" means Intellectual Property which is not the subject of a registration or an application for registration;

       "US FEDERAL TAX CODE" means the US Internal Revenue Code of 1986;

       "US GAAP" means generally accepted accounting principles in the United States;

       "VAT" means value added tax as charged pursuant to the 1st VAT Directive 67/227/EEC and the 6th VAT Directive 77/388/EEC, and any similar Tax;

       "WASTE" means waste including anything which is discarded or disposed of or which the holder intends or is required to discard or dispose of as waste and anything which is abandoned;

       "WORKERS" means the employees, directors, officers, workers and self-employed contractors of the Group; and

       "WORKING CAPITAL ADJUSTMENT" means:

       (a)  if  the   Actual   Working   Capital   Amount   is  less   than
            (euro)223,000,000,  the  Actual  Working  Capital  Amount  less
            (euro)223,000,000;

       (b)  if  the   Actual   Working   Capital   Amount   is  more   than
            (euro)235,000,000,  the  Actual  Working  Capital  Amount  less
            (euro)235,000,000; and

       (c) if the Actual Working Capital Amount is an amount equal to or greater than (euro)223,000,000 and equal to or less than
            (euro)235,000,000, zero,

       (and, for the avoidance of doubt, the amount resulting under clauses
       (a) or (b) above may be positive or negative).

1.2    In this agreement unless otherwise specified, reference to:

       (a) a "SUBSIDIARY UNDERTAKING" is to be construed in accordance with section 258 of the Companies Act 1985 (as amended) and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act (as amended);

       (b) a document in the "AGREED FORM" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

       (c)  "INCLUDES"  and  "INCLUDING"   shall  mean  including   without
            limitation;

       (d)  a "PARTY"  means a party to this  agreement  and  includes  its
            assignees   (if  any)  and/or  the   successors   in  title  to
            substantially the whole of its undertaking;

       (e) a "PERSON" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

       (f) a "STATUTE" or "STATUTORY INSTRUMENT" or "ACCOUNTING STANDARD" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

       (g) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of, and schedules to, this agreement;

       (h) "WRITING" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form;

       (i) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

       (j)  the time of day is reference to time in London, England;

       (k) references in any Seller Warranty or in this clause 1 to any monetary sum expressed in euro shall, where such sum is referable in whole or in part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the prevailing exchange rate applicable to that amount of euro by reference to middle market rates quoted by National Westminster Bank plc immediately before close of business in London on the date of this agreement or, if such day is not a Business Day, on the Business Day immediately preceding such day; and

       (l)  where any  amount  in any  local  currency  is  required  to be converted into euro for the purposes of preparing the Completion Accounts and Statement, such amount shall be translated into euro at the Exchange Rate for that local currency three days before the Completion Date.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of Taxation Statutes in this agreement are for information only and are to be ignored in construing the same.

2.     SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, the Seller shall procure the sale of and the Buyer, for itself and as agent for the Buying Subsidiaries, shall purchase the full legal and beneficial interest in (x) the Shares with full title guarantee and free from any Encumbrance in each case as at and with effect from Completion together with all accrued benefits and rights attached thereto at Completion and all dividends declared but unpaid after the Completion Date in respect of the Shares and (y) the Corus Deutschland Loan.

2.2 The Seller waives or agrees to procure the waiver of any rights or restrictions conferred upon it in relation to the Shares under the articles of association of the Companies or otherwise.

2.3 The total consideration for the sale and purchase of the Shares and the assignment of the Corus Deutschland Loan shall be as set out in clause 6.3 (Obligations following Completion). At Completion, on account of the total consideration for the sale and purchase of the Shares and the assignment of the Corus Deutschland Loan, the Buyer, for itself and as agent for the Buying Subsidiaries, shall pay to the Seller in cash an amount (the "PAYMENT ON COMPLETION") which shall be:

       (a)  if the China  Change of Control  Waiver is obtained  and clause
            5.6 does not apply, (euro)666,400,000, less Estimated Debt, plus Estimated Cash, less the EBITDA Adjustment Amount, if any; or

       (b) if the China Change of Control Waiver is not obtained and clause 5.6 does apply, (euro)660,230,000, less Estimated Debt, plus Estimated Cash, less the EBITDA Adjustment Amount, if any.

3.     CONDITIONS

3.1 Completion is conditional upon the fulfilment of each of the Conditions as follows:

       (a) all filings having been made and all or any applicable waiting and other time periods (including extensions thereto) under the HSR Act (as amended) and the regulations thereunder having expired, lapsed or been terminated as appropriate in respect of the acquisition of the Shares or any matters arising therefrom;

       (b) it being established, in terms reasonably satisfactory to the Buyer, that it is not the intention of the European Commission, pursuant to the EC Merger Regulation, to initiate proceedings under Article 6(1)(c) of the EC Merger Regulation and:

            (i) in the event that a request under Article 9(2) of the EC Merger Regulation has been made by a European Union or EFTA member state, the European Commission indicating, in terms reasonably satisfactory to the Buyer, that it does not intend to refer the proposed acquisition of the Companies by the Buyer or any matters arising therefrom to any competent authority or European Union or EFTA member state; and

            (ii) no indication having been made that a European Union or EFTA member state intends to take appropriate measures to protect legitimate interests pursuant to Article 21(4) of such EC Merger Regulation in relation to the proposed acquisition of the Companies by the Buyer and any matters arising therefrom;

       (c) there not having occurred any change, event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect, provided that such change, event or occurrence is not caused by general economic conditions or by facts or circumstances generally applicable to downstream aluminium businesses unless such conditions, facts or circumstances are shown by the Buyer to affect the Business to a materially greater extent than they affect other downstream aluminium businesses. For the purposes of this clause 3.1(c), "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, liabilities or financial position of the Business taken as a whole, being either: (i) a likely reduction in the EBITDA of the Group as for the 12 month period immediately following the date that all Conditions have been satisfied (other than the Condition set out in this clause 3.1(c)), as compared to EBITDA of the Group as set out in the Budget for the same 12 month period, of 10 per cent. or more; or (ii) a one-off cost or liability affecting the Business which is greater than
            (euro)73,440,000;

       (d)  the delivery to the Buyer of:

            (i)    the Second 2004 and 2005 IFRS Audited Accounts;

            (ii)   the 2005 and 2006 IFRS Unaudited Quarterly Accounts; and

            (iii)  from the Target Auditors:

                   (A) any consents required in connection with any SEC registration statement incorporating any financial statements referred to in this clause 3.1(d); and

                   (B)  any  comfort  letters  required   pursuant  to  the
                        requirements of SAS 72 covering any registration statement or confidential offering memorandum, as applicable (including any documents incorporated by reference therein);

       (e) there not having occurred a material breach of the Seller's conduct of business obligations set out in clause 4 (Period to Completion) and schedule 10; and

       (f) the change of the business year of Corus Aluminium GmbH to a business year starting on the day after the Completion Date, as provided for in clause 4.6, having been registered with the relevant commercial register before the Completion Date.

3.2 The Buyer undertakes to use all reasonable endeavours to procure the fulfilment of the Conditions set out in clauses (a) and (b) of clause 3.1 above.

3.3 The Seller undertakes to use all reasonable endeavours to procure the fulfilment of the Conditions set out in clauses (a) to (b) inclusive, and (d) to (f) inclusive, of clause 3.1 above.

3.4 The Buyer may waive in whole or in part the Conditions set out in clauses (c), (d) or (e) of clause 3.1 above. The Conditions set out in clauses 3.1(a), (b) and (f) above may be waived only with the consent of the Buyer and the Seller.

3.5 If all of the Conditions (save for those compliance with which has been waived in accordance with the terms of this agreement) have not been fulfilled, or become incapable of satisfaction (as agreed by the Seller and the Buyer, each acting reasonably), on or before 31 October 2006 this agreement shall terminate, with effect from earlier of either that date, or the date on which any such Condition becomes incapable of satisfaction.

3.6 Where the Buyer becomes aware before the Completion Date of any matter which is a Material Adverse Effect within the meaning of the Condition set out in clause 3.1(c) above, and which would, therefore, give the Buyer the right to terminate the agreement, but the Buyer elects (by written notice to the Seller) to waive such Condition, the Buyer's rights shall continue to subsist (including without limitation those rights under the Seller Warranties) but the Seller shall then have the right to terminate this agreement immediately on written notice to the Buyer, and following such notice clause 3.7 shall apply.

3.7 If this agreement terminates in accordance with clauses 3.5 or 3.6 above, then the obligations of the parties shall automatically terminate, save that the rights and liabilities of the parties which have accrued prior to termination shall continue to subsist (including without limitation those under clauses 22 (Announcements), 24 (Costs) and 27 (Entire Agreement) to 35 (Third Party Rights) (inclusive)).

3.8 The Buyer and the Seller shall keep each other advised of the progress towards the satisfaction of their respective obligations under clauses 3.2 and 3.3 above, respectively.

4.     PERIOD TO COMPLETION

4.1 Other than with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), and pending Completion, the Seller undertakes with the Buyer to procure that each Group Company (other than Corus Tianjin) shall, and undertakes (so far as it is reasonably able) that Corus Tianjin shall:

       (a) operate its business and activities in their ordinary and usual course so as to maintain the Business as a going concern and in accordance in all material respects with the Budget; and

       (b)  comply with each of the undertakings set out in schedule 10,

       provided that the Seller shall be permitted to effect the Pre-Sale Re-Organisation, take any action requested in writing by the Buyer, and take any action that is required in an emergency or disaster situation to the extent that such action would minimize any adverse impact of such situation on the Business.

4.2 Subject to clause 4.3, the Seller undertakes to the Buyer to procure that it shall, and that the Group Companies and members of the Seller's Group shall, give all such reasonable assistance to the Buyer in raising equity and debt financing for the acquisition of the Shares as the Buyer reasonably requests including, without limitation, and in addition to the delivery of the Second 2004 and 2005 IFRS Audited Accounts and the 2005 and 2006 IFRS Unaudited Quarterly Accounts:

       (a) participating in meetings, presentations, drafting sessions, management presentation sessions, "roadshows", sessions with rating agencies, and due diligence sessions;

       (b) assisting in the preparation of offering documentation and materials for rating agency presentations;

       (c)  assisting in any tax or other structural planning;

       (d)  facilitating   security   arrangements   and  the  pledging  of
            collateral; and

       (e) obtaining accountant's comfort letters, legal opinions, surveys and title insurance,

       each as reasonably requested by the Buyer.

4.3 The obligations of the Seller in clause 4.2 above shall be subject to the Buyer:

       (a) only requesting such assistance if it is not reasonably possible for the Buyer to take such action itself;

       (b) indemnifying the Seller (for itself and on behalf of the Seller's Group) for any liability the Seller and any member of the Seller's Group has to third parties as a result of the Seller providing (or procuring the provision of) such assistance; and

       (c) reimbursing the Seller for all reasonable documented out-of-pocket expenses (excluding internal overheads) incurred by the Seller and the Seller's Group in providing such assistance together with any irrecoverable VAT provided that any costs and expenses incurred by the auditors in connection with the preparation and delivery of the 2005 and 2006 IFRS Unaudited Quarterly Accounts, the First 2004 and 2005 IFRS Audited Accounts and the Second 2004 and 2005 IFRS Audited Accounts shall be for the account of the Seller.

4.4 Pending Completion, the Buyer and any person authorised by it shall be given reasonable access to the Properties and to the Books and Records of each Group Company and the directors and employees of each Group Company shall be instructed to give as soon as reasonably practicable all such information and explanations as the Buyer or any such person may reasonably request.

4.5 As soon as reasonably practicable following the date hereof and prior to Completion, the Seller shall deliver to the Buyer the First 2004 and 2005 IFRS Audited Accounts for the purpose of agreeing the EBITDA figure in relation to the EBITDA Adjustment Amount. The Seller and the Buyer shall within one Business Day of receipt by the Seller of the First 2004 and 2005 IFRS Audited Accounts agree in writing such EBITDA figure and the Seller shall notify the Target Auditors in writing accordingly. Following receipt by the Target Auditors of such written notice, the Second 2004 and 2005 IFRS Audited Accounts shall be delivered to the Buyer as soon as reasonably practicable thereafter.

4.6 The Seller undertakes to the Buyer to procure that, after the Conditions pursuant to clause 3.1 (a) to (e) have been satisfied or waived, a shareholders' resolution will be passed in notarised form for Corus Aluminium GmbH on the change of its business year from the calendar year to a business year starting on the day after the Completion Date. Further, the Seller undertakes to the Buyer to procure that the change of the business year is approved by the relevant Tax Authority and will be applied for registration with the competent commercial register as soon as possible after the approval of the relevant Tax Authority has been obtained. The costs related to the change of the business year shall be borne equally by the Buyer and Seller.

5.     COMPLETION

5.1 Completion shall take place at the offices of the Buyer's Solicitors on the earlier of:

       (a) 25 Business Days after a registration statement relating to the securities which are proposed to be issued by the Buyer in connection with the financing of the transactions contemplated hereby has been declared effective by the SEC;

       (b)  31 October 2006; or

       (c) in the event that the Second 2004 and 2005 IFRS Audited Accounts are delivered on or before 31 May 2006, 31 July 2006,

       provided that, in any event, Completion shall not take place until 30 days after the date on which the Second 2004 and 2005 IFRS Audited Accounts are delivered to the Buyer by the Seller. The Buyer and the Seller shall each use their reasonable endeavours to ensure the Completion Date occurs on the last day of a calendar month.

5.2 On Completion the Seller shall deliver to, or, if the Buyer shall so agree, make available to, the Buyer the items listed in part A of schedule 9.

5.3 On Completion the Seller shall procure the passing of board resolutions (and, to the extent necessary, shareholder resolutions) of each Group Company, or take any other action necessary in respect of the:

       (a)  sanctioning  (subject  where  necessary  to due  stamping)  the transfers, and where necessary the registration of such transfers, in respect of the Shares (and in respect of Corus Tianjin, the change of indirect ownership of the Corus Tianjin Equity Interests) ; and

       (b) appointing those individuals who the Buyer has notified the Seller of at least five Business Days prior to Completion to be the directors and secretary (or equivalent in any relevant jurisdiction) of each Group Company; and

       (c) appointing those individuals who the Buyer has notified the Seller of at least five Business Days prior to Completion to be the members of the supervisory board of Corus Aluminium GmbH (by way of shareholder resolution).

5.4 On Completion the Buyer shall (for itself and as agent for and on behalf of the relevant member(s) of the Buyer's Group (including the Group)) make or procure the making of the cash payments referred to in clause 2.3 (Sale and Purchase), which are expressed to be payable at Completion, to the Seller's Account, by way of telegraphic transfer in immediately available funds.

5.5 On Completion, the Buyer (for itself and as agent for the Buying Subsidiaries) shall deliver to, or, if the Seller shall so agree, make available to, the Seller the items listed in Part B of Schedule 9.

5.6 At the date which is 10 Business Days before Completion, unless the Seller has obtained the China Change of Control Waiver, the Seller shall procure that Corus Aluminium Profiltechnik GmbH transfers the Corus Tianjin Equity Interests to a member of the Seller's Group and the provisions of clause 2.3(b) (Payment on Completion) shall apply.

5.7 On Completion, the Seller shall deliver to the Buyer full details in writing of the hedging arrangements and hedged positions of the Business as at Completion.

5.8 If in any respect the obligations of the Seller are not complied with on Completion, the Buyer may:

       (a) defer Completion to a date not more than 28 days after Completion should have taken place but for the said default (and so that the provisions of this clause 5, apart from this clause 5.8(a), shall apply to Completion as so deferred); or

       (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder),

       by means of a notice to that effect in writing served on the Seller.

5.9 The Buyer acknowledges and agrees that on Completion all insurance cover provided in relation to the Business and the assets of the Group pursuant to the Policies taken out by members of the Seller's Group shall cease with effect from Completion (but, for the avoidance of doubt, to the extent that the Group is able to claim under such insurance cover, the Group shall still have the right to make claims under such insurance cover in respect of the period prior to Completion).

5.10   On Completion:

       (a) subject to clause 6.8, the Buyer shall procure that the Estimated Intra-Group Payables shall be repaid in full to the relevant members of the Seller's Group in immediately available funds in the relevant currency without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) by telegraphic transfer to the Seller's Account; and

       (b) subject to clause 6.8, the Seller shall procure that the Estimated Intra-Group Receivables shall be repaid in full to the relevant members of the Group in immediately available funds in the relevant currency without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) by telegraphic transfer to the Buyer's Account.

5.11 The Seller undertakes to the Buyer to procure that the Profit and Loss Sharing Agreement is terminated with effect as of the end of the amended business year of Corus Aluminium GmbH.

6.     OBLIGATIONS FOLLOWING COMPLETION

6.1 Within five Business Days of agreement or determination of the Total Adjustment in accordance with the provisions of clause 8 (Completion Accounts) and part B of schedule 7:

       (a) the Seller, if and to the extent that the Total Adjustment is negative, shall pay an amount equal to the Total Adjustment, plus an amount in respect of interest thereon calculated at the Default Rate from the Completion Date to the date of payment under this clause 6.1, by way of telegraphic transfer in immediately available funds to the Buyer's Account (for the Buyer's own benefit and (to the extent applicable) the Buyer as agent for any relevant Buying Subsidiary), which payment (save for the interest thereon) shall take effect as an adjustment, by way of reduction, in the Payment on Completion;

       (b) the Buyer, if and to the extent that the Total Adjustment is positive, shall pay (on its own account and (to the extent applicable) the Buyer as agent for any relevant Buying Subsidiary) an amount equal to the Total Adjustment, plus an amount in respect of interest thereon calculated at the Default Rate from the Completion Date to the date of payment under this clause 6.1, by way of telegraphic transfer in immediately available funds to the Seller's Account, which payment (save for the interest thereon) shall take effect as an adjustment, by way of increase, in the Payment on Completion;

       (c) subject to clause 6.8, if any Intra-Group Payables included in the Total Adjustment have not been paid to the relevant member of the Seller's Group, the Buyer will procure their prompt payment;

       (d) subject to clause 6.8, if any Intra-Group Receivables included in the Total Adjustment have not been paid to the relevant member of the Group, the Seller will procure their prompt payment;

       (e) subject to clause 6.8, if the Intra-Group Payables included in the Total Adjustment are less than the Estimated Intra-Group Payables, the Seller shall pay to the Buyer (or such member of the Group as the Buyer directs) a sum equal to the difference; and

       (f) subject to clause 6.8, if the Intra-Group Receivables included in the Total Adjustment are less than the Estimated Intra-Group Receivables, the Buyer shall pay to the Seller (or such member of the Seller's Group as the Seller directs) a sum equal to the difference.

6.2 If any sum due for payment under or in accordance with this agreement by one party to another is not paid on the due date, the party in default shall pay interest thereon (at the same time as payment is made) at the Default Rate for the period from the due date to the date of actual payment (both dates inclusive).

6.3 The final cash consideration for the sale and purchase of the Shares and the assignment of the Corus Deutschland Loan shall be the Payment on Completion following any adjustment in accordance with the provisions of clause 6.1 above (the "FINAL CASH CONSIDERATION").

6.4    The Payment on  Completion  shall be  allocated in  accordance  with
       clause  6.10  except  that,   in  the  event  that  the  Final  Cash
       Consideration is different from the Payment on Completion, the parties shall agree such consequential adjustments as shall be required to the amounts allocated in accordance with clause 6.10 (or failing such agreement, either party shall be entitled to refer the matter to be resolved by the Firm, in which event the provisions of paragraph 6 of part B of schedule 7 shall apply save that the reference in such clause to non-acceptance of the Completion Accounts shall be to non-acceptance of the adjusted amounts in relation to any amounts allocated to the member(s) of the Group which are not agreed by the parties).

6.5 The Payment on Completion and any additional payments to adjust the Payment at Completion in accordance with the provisions of clause
       6.1 above or to adjust the Final Cash Consideration in accordance with any other provision of this agreement or of the Tax Deed, shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

6.6 If any deductions or withholdings are required by law to be made from any of the sums payable in respect of interest under clause 6.1, the Buyer shall be obliged to pay to the Seller, or the Seller shall be obliged to pay to the Buyer, as the case may be, such sum as will, after the deduction or withholding has been made, leave the Seller, or the Buyer, as applicable, with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

6.7 Any payments due from the Buyer to the Seller under clause 6.1 in respect of a particular Group Company shall be set-off against any payments due from the Seller to the Buyer (or a member of the Group) in respect of the same Group Company under that clause.

6.8 The Seller shall procure that the relevant members of the Group shall not participate under the Cash Pooling Agreements with effect from the Completion Date and the Cash Pooling Agreements exclusively between Corus Aluminium GmbH and Corus Deutschland GmbH shall be terminated with effect from Completion. To the extent the total balance under the Cash Pool Agreements between Corus Aluminium GmbH and Corus Deutschland GmbH is in favour of Corus Aluminium GmbH, the Seller shall procure that Corus Deutschland GmbH repays the respective balance amount to Corus Aluminium GmbH. To the extent the total balance under the Cash Pool Agreements between Corus Aluminium GmbH and Corus Deutschland GmbH is in favour of Corus Deutschland GmbH, this balance amount shall be sold and transferred to the Buyer.

6.9 Following Completion, the Buyer agrees to use its reasonable endeavours to procure that Corus Aluminium Walzprodukte GmbH ("CAW") assists Corus Properties (Germany) Limited and the Seller with respect to the fulfilling of their obligations and the enforcement of their rights under or in connection with the CEM Settlement Agreement and the Silo Demolition Agreement. Such assistance shall, without limitation, include: (i) upon request by the Seller and/or Corus Properties (Germany) Limited, the provision of documents know-how and background knowledge regarding the dispute and/or the issues in relation to the CEM Settlement Agreement and the Silo Demolition Agreement as well as all and any facts relating thereto;
       (ii) upon request by the Seller and/or Corus Properties (Germany) Limited the participation in meetings with the Stadtwerke Koblenz GmbH and/or the City of Koblenz; and (iii) providing written notice (containing reasonable details of such breach or event) to the Seller and Corus Properties (Germany) Limited as soon as reasonably practicable following it becoming aware of a breach of the CEM Settlement Agreement and/or the Silo Demolition Agreement or any other event that may effect the enforcement of the Seller's and/or Corus Properties (Germany) Limited's rights thereunder. It is understood and agreed that any assistance rendered by the Buyer or by CAW will be subject to that assistance not interfering with the day to day operations of their business or interfering with any of their respective employee's performance of their day to day duties. The obligations of the Buyer in this clause 6.9 shall be subject to the Seller:

       (a) indemnifying the Buyer (for itself and on behalf of the Buyer's Group) for any liability the Buyer and any member of the Buyer's Group has to third parties as a result of the Buyer providing (or procuring the provision of) such assistance; and

       (b) reimbursing the Buyer for all reasonable documented out-of-pocket expenses (excluding internal overheads) incurred by the Buyer and the Buyer's Group in providing such assistance together with any irrecoverable VAT.

6.10 At least 10 Business Days prior to Completion, the Buyer and the Seller shall, acting reasonably, agree the allocation of the Payment on Completion. Such allocation shall be determined by applying, on a consistent basis, any applicable Tax laws or practices and by taking account of any material Tax efficiency, that may be available to the Buyer (or any member of the Group) or the Seller (or any member of the Seller's Group).

6.11 The Buyer undertakes to the Seller to procure that an application for the registration of the termination of the Profit and Loss
       Sharing Agreement with the competent commercial register is made without undue delay after the Completion Date.

7.     FOREIGN EXCHANGE CONTRACTS

7.1 The Seller and the Buyer hereby agree that they will use their respective reasonable endeavours to agree a mutually acceptable arrangement to take effect as at Completion in respect of each Foreign Exchange Contract.

8.     COMPLETION ACCOUNTS

8.1 The Buyer and the Seller shall use all reasonable endeavours to procure that, after Completion, Completion Accounts in relation to the Group on an aggregated basis, together with a statement (the "STATEMENT") of:

       (a)  the Actual Working Capital Amount;

       (b)  the Working Capital Adjustment;

       (c)  the Actual Debt;

       (d)  the Debt Adjustment;

       (e)  the Actual Cash;

       (f)  the Cash Adjustment; and

       (g)  the Total Adjustment,

       in each case, as at close of business on the Completion Date, are prepared in accordance with the provisions of part 1 to 8 of part B of schedule 7.

9.     POST COMPLETION UNDERTAKINGS

9.1 At or as soon as practicable following Completion, the Seller undertakes to the Buyer to use all reasonable endeavours to ensure that each Group Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it prior to Completion which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of a member of the Seller's Group and prior to such release the Seller undertakes to the Buyer (on behalf of itself and as trustee on behalf of each Group Company) to keep each Group Company fully indemnified against any failure to make any such repayment or any liability (to the extent such repayment or liability relates to any member of the Seller's Group) arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

9.2 At or as soon as practicable following Completion, the Buyer undertakes to the Seller to use all reasonable endeavours to ensure that each member of the Seller's Group is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any Group Company including any such guarantee required to be provided by Corus Deutschland GmbH to a third party (other than any member of the Seller's Group) in relation to the debts, liabilities or obligations, whether actual or contingent, of Corus Aluminium GmbH pursuant to the Profit and Loss Termination Agreement and prior to such release the Buyer undertakes to the Seller (on behalf of itself and as trustee on behalf of each member of the Seller's Group) to keep each member of the Seller's Group fully indemnified against any failure to make any such repayment or any liability (to the extent such repayment or liability relates to any Group Company) arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

9.3 If the China Control Waiver is not obtained by Completion, and clause 5.6 applies, then if the China Control Waiver is acquired and provided to the Buyer within a period of 3 months of Completion, the Buyer (as agent for the Buying Subsidiaries) agrees that it will purchase the Corus Tianjin Equity Interests as soon as practicable after the date on which the China Control Waiver is provided to it, in consideration for the payment of (euro)6,170,000, and otherwise on the terms of this agreement as if clause 5.6 had not applied.

10.    SELLER WARRANTIES

10.1 The Seller warrants to the Buyer (for itself and as trustee for the Buying Subsidiaries) on the terms set out in schedule 3 as at the date of this agreement and each of the Seller Warranties shall be construed as a separate warranty and shall not be limited by the terms of any of the other Warranties or by any other term of this agreement (other than clause 10.5).

10.2 Any information supplied by or on behalf of any Group Company to or on behalf of the Seller in connection with the Seller Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Group Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Group Company and the Seller hereby waives any and all claims which it might otherwise have against any Group Company or any of their respective directors, officers, employees, agents or advisers in respect thereof save in respect of any rights it may have against any of them in respect of fraud or fraudulent concealment.

10.3 Any claim under the Seller Warranties is subject to the terms and provisions of schedule 4.

10.4 The Seller shall be under no liability under the Seller Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter.

10.5 Save for any liability in respect of any claim arising for breach of the Seller Warranties set out in paragraph 3 (Accounts) of schedule 3, the Seller shall only be liable in respect of a claim for breach of warranty arising in respect of:

       (a) any of the Properties, under the Seller Warranties set out in paragraph 18 (Properties) of schedule 3;

       (b) in respect of matters relating to Intellectual Property, under the Seller Warranties set out in paragraph 6 (Intellectual Property) and paragraph 11 (Information Technology and Data Protection) of schedule 3;

       (c) in respect of matters relating to Environment, under the Seller Warranties set out in paragraph 21 (Environmental and Health and Safety matters) of schedule 3; and

       (d) in respect of Tax, under the Seller Warranties set out in paragraph 20 (Taxation) of schedule 3 (without prejudice to any claim arising under the Tax Deed).

10.6 The Buyer acknowledges and agrees that the Seller does not, save as set out in the Seller Warranties, make any warranty as to the accuracy of forecasts, estimates, projections, statements of intent or statements of honestly expressed opinion provided to the Buyer (howsoever provided) on or prior to the date of this agreement, including, without limitation, in the Information Memorandum or the Disclosure Letter or in the documents provided to the Buyer or its advisers in the course of the Buyer's due diligence exercise.

10.7 Subject to clause 3, notwithstanding that the Buyer becomes aware at any time (whether it does so by reason of any disclosure made in the Disclosure Letter or otherwise) that there has been any breach of the Seller Warranties or any other term of this agreement, the Buyer shall not be entitled to rescind this agreement or treat it as terminated but shall be entitled to claim damages or exercise any other right, power or remedy under this agreement or as otherwise provided by law.

10.8 Any payment due from the Seller in respect of any claim under this agreement shall for all purposes be deemed to be and shall take effect as a reduction in the Final Cash Consideration paid by the Buyer, for itself and as agent for the Buying Subsidiaries, for the Shares.

11.    BUYER WARRANTIES

       The Buyer, for itself and as agent for the Buying Subsidiaries, warrants to the Seller in the terms of the Buyer Warranties and each of the Buyer Warranties shall be deemed to be a separate warranty.

12.    PROTECTION OF KNOW-HOW AND GOODWILL

12.1 Subject to clause 12.2, the Seller hereby undertakes to procure that (except as otherwise agreed in writing with the Buyer) neither the Seller nor any of its subsidiary undertakings from time to time will either solely or jointly with any other person (either on its own account or as the agent of any other person):

       (a) for a period of 36 months from Completion, carry on or be engaged or interested directly or indirectly in a business which competes with the Business carried on by any member of the Group at Completion; and

       (b) for a period of 18 months from Completion solicit or accept the custom of any person in respect of aluminium-based goods or services competitive with those manufactured or supplied by any Group Company during the period of 24 months immediately prior to Completion, such person having been a customer of the Company in respect of such aluminium-based goods or services during such period.

12.2 Nothing in clause 12.1 above shall prevent or restrict any member of the Seller's Group from (inter alia):

       (a) carrying on or being engaged in or economically interested in any business anywhere in the world which, immediately following the Completion Date, it carries on or is engaged in or economically interested in, or any reasonable extension thereof;

       (b) carrying on or being engaged in or economically interested in any business referred to in clause 12.1(a) above after such time as the Buyer's Group ceases to carry on or be engaged in or economically interested in such business to any material extent;

       (c) being the holder of shares (conferring not more than five per cent. of the votes which could normally be cast at a general meeting of that company) or debentures of a company which is engaged in any business and where the Seller's Group does not exercise any material influence within that Company;

       (d) acquiring the whole or any part of a business or the share capital of a company or group of companies whose business or a part of whose business, which, in each case, includes operations the carrying on of which would otherwise amount to a breach of the undertaking contained in clause 12.1 above (the "COMPETITIVE OPERATIONS"), as part of a larger acquisition or series of related acquisitions if:

            (i)    such   larger   acquisition   or   series   of   related
                   acquisitions is not made with the sole or main purpose of acquiring the Competitive Operations; and

            (ii) the Competitive Operations' gross revenues represent less than 20 per cent. of the gross revenues of the entity or entities acquired (as at the date of such entity's or entities' last audited accounts) (the "ACQUIRED REVENUES");

            (iii) where the revenues of the Competitive Operations represent less than 20 per cent. but more than 10 per cent. of the Acquired Revenues, the Competitive Operations are sold or otherwise transferred within 12 months of the date of completion of such acquisitions or series of related acquisitions; and

            (iv) where the revenues of the Competitive Operations represent 10 per cent. or less of the Acquired Revenues, there shall be no obligation on the relevant member of the Seller's Group to sell or transfer the Competitive Operations.

12.3 The Seller hereby undertakes to procure that (except as set out in the Transaction Documents or as otherwise agreed in writing by the
       Buyer) neither the Seller nor any of its subsidiary undertakings from time to time will either solely or jointly acting with any other person (either of its own account or as the agent of the other person) for a period of 18 months from Completion, induce, solicit or endeavour to entice to leave the service or employment of any member of the Group any Senior Employee, provided that this shall not restrict any member of the Seller's Group from issuing advertisements or otherwise taking steps to recruit (and/or subsequently employing) any person which is or are not specifically aimed at a particular employee or group of employees of any Group Company, or employing any person who makes an unsolicited approach to the Seller's Group.

12.4 The Buyer hereby undertakes to procure that (except as set out in the Transaction Documents or as otherwise agreed in writing with the Seller) neither the Buyer nor any of its subsidiary undertakings from time to time will either solely or jointly with any other person (either on its own account or as the agent of any other person) for a period of 18 months from Completion, induce, solicit or endeavour to entice to leave the service or employment of any member of the Seller's Group any Senior Employee, provided that this shall not restrict any member of the Buyer's Group from issuing advertisements or otherwise taking steps to recruit (and/or subsequently employing) any person which is or are not specifically aimed at a particular employee or group of employees of any member of the Seller's Group, or employing any person who makes an unsolicited approach to the Buyer's Group.

12.5 The parties agree that the undertakings contained in this clause 12 above are reasonable and are entered into for the purpose of protecting the Know-How and goodwill of the business of each Group Company and that, accordingly, the benefit of the undertakings may be assigned by the Buyer or the Seller (as the case may be) and its successors in title without the consent of the Seller or the Buyer (as the case may be).

12.6 Each undertaking contained in this clause 12 is, and shall be, construed as separate and severable, and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason, the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Seller or the Buyer (as the case may be).

12.7 If any undertaking contained in this clause 12 shall be held to be void, but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may have been reduced by virtue of this clause 12.7) shall take effect as if reduced by successive months until the resulting period becomes valid and enforceable.

13.    CONFIDENTIAL INFORMATION

13.1 Subject to clauses 13.2, 16.2, or 16.3 (as applicable), the Buyer and the Seller shall not and shall procure that no other member of the Buyer's Group or the Seller's Group (as the case may be) shall use or disclose to any person Confidential Information.

13.2   Clause 13.1 above does not apply to:

       (a) disclosure of Confidential Information to or at the written request of the Buyer or the Seller (as the case may be);

       (b) use or disclosure of Confidential Information required to be disclosed by law of any relevant jurisdiction or the NYSE, the SEC, the UK Listing Authority, the London Stock Exchange, the Panel or any governmental or regulatory body to which any party is subject to or submits whether or not the requirement for the disclosure of Confidential Information has the force of law;

       (c)  disclosure  on a strictly  confidential  basis of  Confidential
            Information  to  professional   advisers  for  the  purpose  of
            advising the Seller or the Buyer (as the case may be);

       (d) Confidential Information which becomes generally known other than by the Seller's or the Buyer's (as the case may be) breach of clause 13.1;

       (e) disclosure of Confidential Information that the other party has given prior written approval to the disclosure, such consent not to be unreasonably withheld;

       (f) disclosure of Confidential information to a member of the Seller's Group or a member of the Buyer's Group (as the case may be) which accepts the restrictions in the terms of this clause ; and

       (g) disclosure of Confidential Information required by that party to enable it to enforce its rights under this agreement,

       PROVIDED THAT any such Confidential Information disclosed pursuant to (a) and (b) of this clause 13.2 shall only be disclosed after notice to the other party.

13.3 With effect from Completion, the provisions of the confidentiality agreement entered into between the Seller and the Buyer and dated 22 December 2005 shall, in respect of Information (as defined in such confidentiality agreement) relating to the Business, be terminated and the Buyer shall be released from its obligations and liabilities thereunder in respect of such Information (as defined in the aforementioned confidentiality agreement), save as regards any
       antecedent   breach.   For  the  avoidance  of  doubt,  the  Buyer's
       obligations in respect of such Information (as defined in the aforementioned confidentiality agreement) which does not relate to the Business shall continue notwithstanding Completion. Pending Completion, if there is a conflict between the terms of such confidentiality undertaking and the terms of this clause, the provisions of this clause shall prevail.

13.4 In the event of the Seller becoming aware of any breach or potential breach of any confidentiality undertaking given to the Seller by any person within the last two years in relation to a potential sale by the Seller of the Group or its assets and undertakings, the Seller shall notify the Buyer promptly in writing of the breach or potential breach and, if requested by the Buyer, shall use its reasonable endeavours to enforce such confidentiality undertaking PROVIDED THAT the Buyer shall reimburse the Seller for all
       reasonable   documented   expenses  incurred  in  relation  to  such
       enforcement.

14.    GENERAL INDEMNITIES

14.1 The Seller undertakes to the Buyer (for itself and as trustee for each of the Buying Subsidiaries) that the Seller shall indemnify and keep indemnified the Buyer and any member of the Buyer's Group and/or any Group Company in respect of, where the amount of any shortfall between budgeted capital expenditure for the period 1 January 2006 to Completion (as set out in the agreed form capital expenditure budget for the Business) and the actual amount of capital expenditure expended in the same period exceeds
       (euro)3,000,000, the amount of such shortfall.

14.2 The Buyer undertakes to the Seller that the Buyer shall (as agent for the Buying Subsidiaries), indemnify and keep indemnified the Seller and any member of the Seller's Group in respect of, where the amount of any excess between budgeted capital expenditure for the period 1 January 2006 to Completion (as set out in the agreed form capital expenditure budget for the Business) and the actual amount of capital expenditure expended in the same period exceeds
       (euro)3,000,000, the amount of such excess.

15.    EMPLOYEES

15.1 The Seller undertakes to the Buyer (for itself and as trustee for the Group Companies) that the Seller's Group Employees will fulfil the terms of their secondment and any other person currently employed by a member of the Seller's Group but who is at the date of this agreement working on secondment within the Business who is identified in writing by the Seller to the Buyer prior to Completion will, subject to the parties agreeing (each acting reasonably), fulfil the terms of such secondment.

15.2 The Buyer (for itself and as agent for the Group) undertakes to the Seller that the Business Secondee will fulfil the terms of his secondment and any other person currently employed by a member of the Group but who is at the date of this agreement working on secondment within the Seller's Group's business who is identified in writing by the Seller to the Buyer prior to Completion will, subject to the parties agreeing (each acting reasonably), fulfil the terms of such secondment.

15.3   Subject  to clause  15.4,  the Seller and the Buyer (as the case may
       be) shall each use its reasonable endeavours to procure that each of the employees of the Seller's Group whose name is set out in
       Schedule 15, subject to such changes as may be agreed between the parties (each acting reasonably) prior to Completion (the "TRANSFERRING EMPLOYEES") is, with effect from Completion, employed by a member of the Group (or such other entity that is to become a member of the Buyer's Group after Completion as the Buyer shall notify the Seller of at least fifteen Business Days prior to Completion).

15.4 The terms of the employment of any Transferring Employee shall be subject to the prior written consent of the Buyer, such consent not to be unreasonably withheld, and provided further that such terms are on substantially similar terms to those under which such Transferring Employee was employed as at the date of this agreement.

16.    INTELLECTUAL PROPERTY

16.1   In the event that, following Completion:

       (a) a member of the Buyer's Group has retained, or pursuant to this agreement, acquired any Intellectual Property which, prior to Completion, was used exclusively or primarily by the business of the Seller's Group, the Seller may notify the Buyer, and if it does, the Buyer shall procure that such Intellectual Property is transferred to the Seller within a reasonable time following the date of such notice;

       (b) a member of the Seller's Group has retained any Intellectual Property which, prior to Completion, was used exclusively or primarily by the Business, the Buyer may notify the Seller and, if it does, the Seller shall procure that such Intellectual Property is transferred to the Buyer within a reasonable time following the date of such notice.

       Notice given under clauses 16.1(a) or (b) above shall set out reasonable details of the Intellectual Property that is required to be transferred. Any transfer made pursuant to this clause 16.1 shall be made free of charge and at the Buyer's expense (in respect of transfers made pursuant to clause 16.1(a),) or the Seller's expense (in respect of transfers made pursuant to clause 16.1(b)), respectively.

16.2 The Buyer hereby grants to the Seller with effect from Completion (for itself and on behalf of the members of the Seller's Group) a non-exclusive, perpetual, worldwide, assignable (such assignment to be in whole or part only on a sale or transfer of the business, asset or entity to which such whole or partial licence relates), royalty-free licence, with the right to sub-license (provided that there shall be no right to sub-license such Unregistered Intellectual Property for use in any business providing aluminium-based goods or services except any such business operated by the Seller's Group from time to time), to use any Unregistered Intellectual Property acquired by any member of the Buyer's Group pursuant to the transactions contemplated hereby or retained by a member of the Group which is at, or was prior to, Completion used (but not exclusively or primarily) by the business of any member of the Seller's Group. On the sale or transfer of any business or entity which has the benefit of this licence or any sub-licence granted hereunder, such licence or sub-license shall immediately terminate on the completion of any such sale or transfer if it is to any person who is, at the relevant time, a Competitor of the business of the Buyer's Group. Any improvements or other changes made to any such Unregistered Intellectual Property by a licensee or sub-licensee benefiting from such licence or sub-licence shall be owned by the licensee or sub-licensee.

16.3 The Seller hereby grants to the Buyer with effect from Completion (for itself and on behalf of the members of the Buyer's Group) a non-exclusive, perpetual, worldwide, assignable (such assignment to be in whole or part only on a sale or transfer of the business, asset or entity to which such whole or partial licence relates), royalty-free licence, with the right to sub-license (provided that there shall be no right to sub-license such Unregistered Intellectual Property for use in any business providing steel-based goods or services except any such business operated by the Buyer's Group from time to time, to use any such Unregistered Intellectual Property retained by the Seller (or the Selling Subsidiaries) pursuant to the transactions contemplated hereby which is at, or was prior to, Completion used (but not exclusively or primarily) by the Business. On the sale or transfer of any business or entity which has the benefit of this licence or any sub-licence granted hereunder, such licence or sub-licence shall immediately terminate on the completion of any such sale or transfer if it is to any person who is, at the relevant time, a Competitor of the business of the Seller's Group. Any improvements or other changes made to any such Unregistered Intellectual Property by a licensee or sub-licensee benefiting from such licence or sub-licence shall be owned by the licensee or sub-licensee.

16.4   For the purposes of this clause 16:

       (a) "PRIMARILY" shall mean that the person using such Intellectual Property "primarily" uses such Intellectual Property more than the other party; and

       (b) use of Intellectual Property shall be judged by reference to the five years prior to Completion (or such other period as the Buyer and the Seller shall agree, acting reasonably).

16.5 Subject to clause 16.3, the Buyer shall procure that all licences (excluding, for the avoidance of doubt, any licence granted under any Transaction Document) of any Intellectual Property owned by the Seller's Group (or to be owned by the Seller pursuant to clause 16.1(a) above) granted to any member of the Group shall terminate at Completion or as soon as practicable after Completion but no later than 90 days following Completion.

16.6 Subject to clause 16.2, the Seller shall procure that all licences (excluding, for the avoidance of doubt, any licence granted under any Transaction Document) of any Intellectual Property owned by the Group (or to be owned by the Buyer pursuant to clause 16.1(b) above) granted to any member of the Seller's Group shall terminate at Completion or as soon as practicable after Completion but no later than 90 days following Completion.

16.7 At Completion, the Seller shall procure the transfer of the patents identified in Schedule 1 of the Patent Assignment to the Buyer, or the Buyer's designee, pursuant to the terms and conditions set forth in the Patent Assignment for no additional consideration.

16.8 The Seller shall indemnify and keep indemnified the Buyer against any loss suffered by the Buyer or any member of the Buyer's Group and/or any Group Company as a result of any claim:

       (i) of ownership (including any right of use, transfer or license arising under applicable law) by a German employee or German former employee of a Group Company (including the estate, successors or heirs of, such employee),or

       (ii) by any person to whom a German employee or German former employee of a Group Company has assigned or transferred (including by operation of law) any claim of ownership or has licensed the right of use, in or to any invention or patent created or arising prior to the date of this Agreement and owned by a Group Company.

16.9 After the date hereof, the Seller shall use its reasonable endeavours to resolve any such claims (actual or potential) referred to in clause 16.8 prior to Completion. After Completion the Seller and the Buyer shall both use their reasonable endeavours to resolve any such claims in such a way as to minimise the loss suffered by the Buyer or a member of the Buyer's Group and/or any Group Company. The Buyer shall not agree to any settlement of any such claim, make any admission or compromise without the Seller's prior written consent. The Seller shall not agree to any settlement of any such claim, make any admission or compromise, in each case, involving any Group Company or the inventions or patents owned by a Group Company, without the Buyer's prior written consent, not to be unreasonably withheld, conditioned or delayed.

16.10  The Seller's maximum aggregate  liability under clause 16.8 shall be
       (euro)100 million.

16.11 The indemnity set out in clause 16.8 shall be subject to the provisions of paragraphs 5 (except for paragraphs 5.1(a) and (d)) and 8 of schedule 4, and the Seller's obligation to indemnify the Buyer pursuant to clause 16.8 is conditional upon written notice of such claim being served upon the Seller by the Buyer no later than five years after the Completion Date. The Buyer shall as soon as reasonably practicable notify the Seller in writing of any matter, claim or circumstance relevant to the indemnity as soon as it becomes aware of the same. The Seller shall have the right to conduct and defend any such claim.

16.12 For the avoidance of any doubt, the provisions of schedule 4, other than as specified in clause 16.11 above, shall not apply to the indemnity set out in clause 16.8.

17.    USE OF CORUS NAME

17.1 The Buyer shall procure that, as soon as reasonably practicable after Completion and in any event within six months of Completion, each Group Company whose name contains the word "Corus" or "Hoogovens" shall change its name so that it no longer includes such words.

17.2 The Buyer shall procure that, within six months of Completion, the words "Corus" or "Hoogovens" (and related logos), shall not be used by any Group Company on stationery, marketing or any other external written communications (save for written communications with regulatory authorities in circumstances where it is not practicable to cease to use the name within that time) of or by such Group Companies. In addition, following Completion the Buyer shall use its reasonable endeavours to use replacement labelling, where practicable.

17.3 The Buyer shall use all reasonable endeavours to procure that the Group Companies otherwise cease to use the words "Corus" and "Hoogovens" (and related logos) as soon as reasonably practicable after Completion.

17.4 Without prejudice to any of the foregoing provisions of this clause 17, the Buyer shall procure that all use of the "Corus" or "Hoogovens" words by the Group Companies will cease within 18 months of Completion, provided that the Buyer and the Group Companies may continue to refer to "Corus" and "Hoogovens" in any factual, historical context or historical records.

17.5 Subject to and except as provided in the Transitional Services Agreement, the Buyer shall procure that the Group Companies do not use any domain name containing the words "Corus" or "Hoogovens" after Completion, and if any of the Group Companies is the registrant of, or otherwise holds or controls, any domain name containing the words "Corus" or "Hoogovens" after Completion the Buyer shall (promptly after becoming aware of such matter) procure that such domain name is transferred to the Seller free of charge.

18.    HEDGING GUARANTEE

18.1 The Seller hereby irrevocably guarantees as principal obligor to the Buyer the full performance by CMet of all of its obligations to any Group Company under any agreement or arrangement between CMet and any Group Company whether disclosed pursuant to paragraph 22 of schedule 3 or otherwise, and any further agreements or arrangements entered into between CMet and any Group Company from the date of this agreement and Completion (copies of which shall be provided to the Buyer at Completion) (the "HEDGING OBLIGATIONS").

18.2 If and whenever CMet defaults for any reason whatsoever in the performance of any Hedging Obligations, the Seller shall forthwith on demand perform (or procure the performance of) the relevant Hedging Obligations so that the same benefits shall be conferred on the relevant Group Company as would have been received if such Hedging Obligations had been duly performed by CMet.

18.3 The guarantee set out in this clause 18 is to be a continuing security which shall remain in full force and effect until all of the Hedging Obligations have been fulfilled or have expired in accordance with their terms and this guarantee is to be in addition, and without prejudice, to, and shall not merge with, any other right, remedy, guarantee, indemnity or security which the Buyer may now or hereafter hold in respect of all or any of the Hedging Obligations.

18.4 The liability of the Seller under this guarantee shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate the Seller from its obligations hereunder, including:

       (a) any amendment, variation or modification to, or replacement of this agreement or any of the agreements referred to in clause 18.1;

       (b)  the taking, variation, compromise, renewal, release, refusal or
            neglect  to  perfect  or  enforce  any   rights,   remedies  or
            securities against CMet;

       (c) any time or indulgence or waiver given to, or composition made with, CMet; or

       (d) CMet having become insolvent, going into receivership or liquidation or having an administrator appointed (or the equivalent in its jurisdiction of incorporation).

18.5   This   guarantee   shall   continue   in  full   force  and   effect
       notwithstanding:

       (a) that any purported obligation of CMet to the Buyer (or any security therefor) becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to the Buyer or the Seller; or

       (b) any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, the Seller or CMet.

19.    ENVIRONMENTAL AND HEALTH AND SAFETY INDEMNITIES

       The Seller undertakes to the Buyer (for itself and as trustee for each of the Buying Subsidiaries) that the Seller shall, or shall procure that the relevant Selling Subsidiary shall, indemnify and keep indemnified the Buyer and any member of the Buyer's Group and/or any Group Company in respect of any Losses arising in respect of:

       (a)  any Identified Known Issues;

       (b)  any Unlisted Onsite Issues; and

       (c)  any Offsite Issues,

       subject in each case to the provisions of schedule 12 (which provisions shall prevail over any other provision of this agreement to the extent that they conflict).

20.    PRE-SALE RE-ORGANISATION

20.1 The Buyer may, prior to Completion, subject to the Seller's being indemnified and secured to its reasonable satisfaction against any liabilities to Tax that arise to the Seller or any member of the Seller's Group as a result of such conversion, require that the Seller shall procure that Corus International Services NV shall be converted to a BVBA and is thereafter treated as an entity disregarded from the person(s) who own(s) it for US federal tax purposes as provided in Treasury Regulation 301.7701-2(c)(2).

20.2 The Seller shall use its reasonable endeavours to procure that, as at Completion, there is delivered to the Buyer, in respect of Corus Aluminium NV, an interim balance sheet and signed report on such interim balance sheet from the statutory auditor of Corus Aluminium NV, in each case dated on or about the date of Completion. The Seller also agrees to use its reasonable endeavours to provide any additional assistance that the Buyer shall reasonably request in order to permit Corus Aluminium NV to be converted to a BVBA immediately following Completion. The Buyer shall duly and punctually reimburse the Seller for all reasonably incurred documented out of pocket expenses by the Seller and the Seller's Group in providing any such assistance save for costs and expenses incurred by the Seller in connection with the preparation and delivery of the interim balance sheet and signed report on such interim balance sheet from the statutory auditors of Corus Aluminium NV (in each case dated on or about the date of Completion) which shall be borne equally by the Buyer and the Seller.

21.    BOOKS AND RECORDS

21.1 The Buyer shall make available to the Seller any Books or Records of any member of the Group (or, if practicable, the relevant parts of those Books or Records) which are required by the Seller for the purpose of dealing with its Tax and accounting affairs and, accordingly, the Buyer shall, upon being given reasonable notice by the Seller and subject to the Seller giving such undertaking as to confidentiality as the Buyer shall reasonably require, procure that such Books and Records are made available to the Seller for inspection (between 9.00 a.m. and 5.00 p.m. on Business Days) and copying (at the Seller's expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

21.2 The Seller shall make available to the Buyer any Books or Records of the Seller's Group (or, if practicable, the relevant parts of those Books or Records) which are required by the Buyer for the purpose of dealing with its Tax and accounting affairs and, accordingly, the Seller shall, upon being given reasonable notice by the Buyer and subject to the Buyer giving such undertaking as to confidentiality as the Seller shall reasonably require, procure that such Books and Records are made available to the Buyer for inspection (between 9.00 a.m. and 5.00 p.m. on Business Days) and copying (at the Buyer's expense) for and only to the extent necessary for such purpose and for a period of seven years from Completion.

22.    ANNOUNCEMENTS

22.1 No party shall disclose the making of this agreement or its terms or the existence or the terms of any other agreement referred to in this agreement (except those matters set out in any press release in the agreed form) and each party shall procure that each of its Related Persons shall not make any such disclosure without the prior consent of the other party unless disclosure is:

       (a)  to its professional advisers; or

       (b) required by the law of any relevant jurisdiction or the rules or standards of the London Stock Exchange, the UK Listing Authority, the Panel, or the NYSE, the SEC or the rules and requirements of any other regulatory body or pursuant to the Dutch Merger Code 2000: (SER-Fusiegedragsregels 2000), whether or not the requirement has the force of the law and disclosure shall then only be made by that party:

            (i) after it has taken all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement and provided that any such announcement shall be made only after notice to the other party; and

            (ii) to the person or persons and in the manner required by the law of the relevant jurisdiction or the rules or standard of the London Stock Exchange, the UK Listing Authority, the Panel, the NYSE, the SEC or such other regulatory body or pursuant to the Dutch Merger Code 2000: (SER-Fusiegedragsregels 2000) or as otherwise agreed between the parties, provided that this clause 22.1 does not apply to announcements, communications or circulars made or sent by the Buyer after Completion to customers, clients or suppliers of any Group Company to the extent that it informs them of the Buyer's acquisition of the Shares or to any announcements containing only information which has become generally available.

22.2 The restrictions contained in clause 22.1 above shall apply without limit of time and whether or not this agreement is terminated.

23.    ASSIGNMENT

23.1 This agreement is personal to the parties and, accordingly, subject to clauses 12.5, 23.2 and 23.3, no party without the prior written consent of the other shall assign, transfer, charge or declare a trust of the benefit of all or any of any other party's obligations nor any benefit arising under this agreement neither shall any party delegate any of its obligations under this agreement or subcontract their provision to any third party or agent whatsoever.

23.2 The Buyer (for itself and as agent for the Buying Subsidiaries) and the Seller may (without the consent of the Seller or the Buyer, respectively) assign to any member of the Buyer's Group or the Seller's Group, as applicable, the benefit of all or any of the Seller's or the Buyer's obligations, as applicable, or any benefit it enjoys under this agreement provided however that such assignment shall be without cost to and shall not result in any increased liability, or any reduction in the rights of the Buyer or the Seller, as the case may be and further provided that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a member of the Buyer's Group or the Seller's Group, as applicable, and that immediately before ceasing to be such a member the assignee shall assign the benefit to a member of the Buyer's Group or the Seller's Group, as applicable.

23.3 The Buyer (for itself and as agent for the Buying Subsidiaries) may assign or mortgage or charge to any provider (or security or facilities agent of a provider) to it of debt finance (a "LENDER"), or grant security to a Lender over, in each case by way of security for financing, the benefit of the Seller's obligations under this agreement and any benefit arising under or out of this Agreement. Notwithstanding any such assignment, unless the Seller has received written notice from a Lender of any enforcement of any such security interest, the Seller shall deal solely with the Buyer (for itself and as agent for the Buying Subsidiaries) and not any Lender in connection with all matters arising out of this agreement.

24.    COSTS

       Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares (including in relation to the negotiations leading up to the sale and purchase of the Shares and the preparation, operation and carrying into effect of this agreement and all other documents entered into pursuant to it) it being understood and agreed that, any German notarial costs incurred in connection with this Agreement, will be paid for by the party who would typically be responsible therefor under prevailing market practice in Germany.

25.    EFFECT OF COMPLETION

25.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

25.2 The remedies of the Buyer and the Seller (as the case may be) in respect of any breach of the Seller Warranties or the Buyer
       Warranties (as the case may be) shall continue to subsist notwithstanding Completion.

26.    FURTHER ASSURANCES

       Each of the parties shall from time to time upon request from the other do or procure the doing of all acts and/or execute or procure the execution of all such documents in so far as each is able and in a form reasonably satisfactory to the party concerned for the purpose of transferring to the Buyer the Shares and otherwise giving that party the full benefit of this agreement.

27.    ENTIRE AGREEMENT

27.1   The Buyer and the Seller acknowledge and agree that:

       (a) this agreement together with any other documents referred to in this agreement (together the "TRANSACTION DOCUMENTS") constitute the entire and only agreement between the parties and their respective Related Persons relating to the subject matter of the Transaction Documents; and

       (b) neither it nor any of its Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever (including, without limitation, any information (written or oral) given in or following presentations to the Buyer or its representatives by management of the Group or the Seller's Group) other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

       provided that the provisions of this clause 27 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

28.    VARIATIONS

       This agreement may be varied only by a document signed by or on behalf of each of the Seller and the Buyer.

29.    WAIVER

29.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

29.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

29.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Seller and the Buyer.

29.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

30.    INVALIDITY

       If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

       (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

       (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

       shall not be affected or impaired in any way.

31.    NOTICES

31.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom), telexes and email not being permitted:

       In the case of the Buyer to:

       Aleris International, Inc.
       25825 Science Park Drive, Suite 400
       Beachwood, Ohio 44122-7392
       United States

       Fax:          +1 216 910 3650
       Attention:    Chris Clegg, Senior Vice-President, General Counsel and
                     Secretary

       (with a copy to Christopher Ewan, c/o, Fried Frank Harris Shriver & Jacobson (London) LLP, 99 City Road, London EC1Y 1AX)

       In the case of the Seller to:

       Corus Group plc
       30 Millbank
       London
       SW1P 4WY
       United Kingdom

       Fax:          +44 207 717 4642
       Attention:    Company Secretary

       (with a copy to Gary Eaborn, Slaughter and May, One Bunhill Row, London EC1Y 8YY)

       and shall be deemed to have been duly given or made as follows:

       (a) if personally delivered, upon delivery at the address of the relevant party;

       (b) if sent by first class post, two Business Days after the date of posting;

       (c) if sent by air mail, five Business Days after the date of posting; and

       (d)  if sent by fax, when despatched;

       provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

31.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 31.1 above provided that such notification shall only be effective:

       (a) on the date specified in the notification as the date on which the change is to take place; or

       (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

31.3 The parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons or judgement or other document relating to or in connection with any Proceedings.

32.    COUNTERPARTS

       This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

33.    GOVERNING LAW AND JURISDICTION

33.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

33.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement or its formation (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

33.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 33 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

34.    AGENT FOR SERVICE

34.1 The Buyer irrevocably agrees that any notice or document may be sufficiently and effectively served on it in connection with proceedings in England and Wales by service on Law Debenture
       Corporate Services Limited, if no replacement agent has been appointed and notified to the Seller pursuant to clause 34.3 below, or on the replacement agent if one has been so appointed and notified to the Seller.

34.2 Any notice or document served pursuant to this clause shall be marked for the attention of:

       (a) Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX or such other address within England or Wales as may be notified to the Seller by the Buyer; or

       (b) such other person as is appointed as agent for service pursuant to clause 34.3 below at the address notified pursuant to clause
            34.3 below.

34.3 If the agent referred to in clause 34.1 above (or any replacement agent appointed pursuant to this sub-clause) at any time ceases for any reason to act as such, the Buyer shall appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Seller of the name and address of the replacement agent; failing such appointment and notification, the Seller shall be entitled by notice to the Buyer to appoint such a replacement agent to act on the Buyer's behalf PROVIDED THAT in cases where service is effected upon a replacement agent appointed by the Seller in accordance with this sub-clause a copy of the relevant notice or document shall at the same time be forwarded to the last known business address of the Buyer.

35.    THIRD PARTY RIGHTS

35.1 Any person (other than the parties to this agreement) who is given any rights or benefits under clauses 6.1 (Obligations following Completion), 10.2 (Seller Warranties) and 27 (Entire Agreement) (a "THIRD PARTY") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

35.2 Save as provided in clause 35.1 above the operation of the Contracts (Rights of Third Parties Act) 1999 is hereby excluded.

35.3 The parties may, amend, vary or terminate this agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such Third Party.

35.4 Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this agreement may not veto any amendment, variation or termination of this agreement which is proposed by the parties and which may affect the rights or benefits of the Third Party.

IN WITNESS whereof this agreement has been executed on the date first above written.

Signed by /s/ Philippe Varin                       )
for and on behalf of CORUS GROUP PLC               )
in the presence of: /s/ Ealanor Evans              )




Signed by /s/ Sean Stack                           )
for and on behalf of ALERIS INTERNATIONAL INC.     )
in the presence of: /s/ Christopher Ewan           )